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                                                                    EXHIBIT 99.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, being the Chief Executive Officer and the Acting Chief Financial Officer of SEMX Corporation (the "Issuer"), hereby certifies that:

     1. The 10-Q Report of the Issuer for the quarter ended March 31, 2003 ("10-Q Report") fully complies with the requirements of Section 10(a) of the Securities Exchange Act of 1934, and that

     2. The 10-Q Report fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


Date:  May 20, 2003



                         SEMX Corporation



                         By:   /s/ Gilbert D. Raker
                             ---------------------------------
                                   Gilbert D. Raker,
                                   Chairman, President, Chief Executive Officer
                                   and Acting Chief Financial Officer